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                                                                    Exhibit 21.1

                                 SUBSIDIARIES OF
                   REINSURANCE GROUP OF AMERICA, INCORPORATED

RGA International Corporation (Nova Scotia ULC)

RGA Life Reinsurance Company of Canada, Federal corporation

General American Argentina Seguros de Vida, S.A. (f/k/a Manantial Seguros de Vida, S.A.), Argentine corporation

RGA Australian Holdings Pty, Limited, Australian corporation
      RGA Reinsurance Company of Australia Limited, Australian corporation
RGA   Asia Pacific Pty Limited, Australian corporation

RGA Holdings Limited, United Kingdom corporation
      RGA UK Services Limited (formerly RGA Managing Agency Limited, United Kingdom corporation) RGA Capital Limited, United Kingdom corporation
RGA   Reinsurance (UK) Limited, United Kingdom corporation

Reinsurance Company of Missouri, Incorporated, Missouri corporation
      RGA Reinsurance Company, Missouri corporation

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation
      RGA Financial Group, L.L.C. - 80% owned by RGA Reinsurance Company (Barbados) Ltd. and 20% owned by RGA Reinsurance Company

RGA Americas Reinsurance Company, Ltd., Barbados corporation

RGA South African Holdings (Pty) Limited, South African corporation
      RGA Reinsurance Company of South Africa, Limited, South African corporation

RGA Capital Trust I, Delaware statutory business trust

RGA Capital Trust II, Delaware statutory business trust

RGA Capital Trust III, Delaware statutory business trust

RGA Capital Trust IV, Delaware statutory business trust

RGA International Reinsurance Company, Ireland corporation

RGA Technology Partners, Inc., Missouri corporation